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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           PENN NATIONAL GAMING, INC.


     In compliance with the provisions of Section 1915 (relating to Articles of Amendment) of the Pennsylvania Business Corporation Law of 1988, as amended, the undersigned business corporation, desiring to amend and restate in their entirety its Articles of Incorporation, hereby states that:

     1. The name of the Corporation is: Penn National Gaming, Inc.

     2. The Corporation was incorporated under the provisions of the Act of May 5, 1933, as amended.

     3. The address of the Corporation's registered office in this Commonwealth is: Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 203, Wyomissing, Berks County, Pennsylvania 19610.

     4. The aggregate number of shares which this Corporation shall have authority to issue is:

          (a) Ten Million (10,000,000) shares of Common Stock with a par value of $.01 per share; and

          (b) (i) One Million (1,000,000) shares of Preferred Stock with a par value of $.01 per share.

               (ii) The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock adopted, from time to time, by the Board of Directors of this Corporation. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions hereof, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (A) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

                    (B) The dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

                    (C) The right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;
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                    (D) The rights of the shares in case of a voluntary or
               involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

                    (E) The voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

                    (F) The obligation, if any, of the Corporation to retire
               shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

                    (G) The terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment if any; and

                    (H) Any other rights, preferences or limitations of the
               shares of such series.

     5. In all elections for Directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders of this Corporation the right of cumulative voting in the election of Directors.

     6. The amended and restated Articles of Incorporation of this corporation as set forth herein shall be effective upon the filing of these Amended and Restated Articles of Incorporation with the Department of State.

     7. The amended and restated Articles of Incorporation were adopted by the shareholders of this corporation pursuant to 15 Pa. C.S.ss.1914 (a)(b).

     8. The amended and restated Articles of Incorporation adopted by the Corporation is set forth in full as follows:

     RESOLVED, that the Articles of Incorporation of this Corporation be, and they hereby are, amended and restated, in their entirety, to read as follows:

     1. The name of the Corporation is: Penn National Gaming, Inc.

     2. The Corporation was incorporated under the provisions of the Act of May 5, 1933, as amended.

     3. The address of the Corporation's registered office in this Commonwealth is: Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 203, Wyomissing, Berks County, Pennsylvania 19610.

     4. The aggregate number of shares which this Corporation shall have authority to issue is:

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          (a) Ten Million (10,000,000) shares of Common Stock with a par value of $.01 per share; and

          (b) (i) One Million (1,000,000) shares of Preferred Stock with a par value of $.01 per share.

               (ii) The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock adopted, from time to time, by the Board of Directors of this Corporation. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions hereof, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (A) The number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

                    (B) The dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

                    (C) The right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

                    (D) The rights of the shares in case of a voluntary or
               involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

                    (E) The voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

                    (F) The obligation, if any, of the Corporation to retire
               shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

                    (G) The terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment if any; and

                    (H) Any other rights, preferences or limitations of the
               shares of such series.

     5. In all elections for Directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders of this Corporation the right of cumulative voting in the election of Directors.

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     6. (a) Except as otherwise fixed by or pursuant to the provisions of
Article 6 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1997, another class to be elected for a term expiring at the annual meeting of shareholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1999, with each director to hold office until his or her successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of election.

          (b) Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the By-Laws of the Corporation.

          (c) Except as otherwise provided for or fixed by or pursuant to the provisions of Article 6 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other case shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          (d) Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

          (e) Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class, shall be required to alter, amend or repeal this Article 6.

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     IN TESTIMONY WHEREOF, the undersigned officers of this Corporation have executed and sealed these Amended and Restated Articles of Incorporation this 8th day of May, 1996.



                                            PENN NATIONAL GAMING, INC.


                                            By: /s/ Peter M. Carlino
                                                ------------------------
                                            Name: Peter M. Carlino
                                            Title:  President


                                            Attest: /s/ Robert S. Ippolito
                                                    --------------------------
                                            Name: Robert S. Ippolito
                                            Title: Secretary

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